                                                                    EXHIBIT 8(e)

                            FORM OF AMENDED EXHIBIT 1
                        TO ACCOUNTING SERVICES AGREEMENT

                              INVESTMENT COMPANIES

SCHWAB CAPITAL TRUST
Schwab Asset Director - High Growth Fund
Schwab Asset Director - Balanced Growth Fund
Schwab Asset Director - Conservative Growth Fund
Schwab International Index Fund
Schwab Small-Cap Index Fund
Schwab OneSource Portfolios - International
Schwab OneSource Portfolios - Growth Allocation
Schwab OneSource Portfolios - Balanced Allocation
Schwab OneSource Portfolios - Small Company
Schwab Asset Director - Aggressive Growth Fund

SCHWAB ANNUITY PORTFOLIOS
Schwab Asset Director - High Growth Portfolio


                                    INVESTMENT COMPANIES
                                    (LISTED ON EXHIBIT 1)


                                    By:_________________________________________
                                       Name:    William J. Klipp
                                       Title:   Executive Vice President &
                                                Chief Operating Officer


                                    FEDERATED SERVICES COMPANY


                                    By:_________________________________________
                                       Name:    Douglas L. Hein
                                       Title:   Senior Vice President